           Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

SHAREHOLDERS APPROVE MERGER WITH VBV LLC AND ITS SUBSIDIARIES

AND

COMPANY ANNOUNCES APPROVAL TO MOVE FROM THE

NASDAQ CAPITAL MARKET TO THE NASDAQ GLOBAL MARKET

OMAHA, NE – October 10, 2008 (Market Wire) – Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) announced that, at a special meeting of shareholders today, Green Plains shareholders voted to approve the previously-announced merger with VBV LLC (“VBV”) and its majority-owned subsidiaries Indiana Bio-Energy, LLC and Ethanol Grain Processors LLC. The equity holders of VBV and its subsidiaries approved the merger at meetings held earlier this week.   The merger is expected to close later this month.

“This merger makes Green Plains a significant player in the renewable energy sector,” said Wayne Hoovestol, Green Plains’ Chief Executive Officer. “As a result of the combination, the company will be geographically and operationally diversified. Green Plains will now have the scope, scale, and critical mass necessary to further pursue new opportunities for growth.”

At closing, VBV and its subsidiaries will become wholly-owned subsidiaries of Green Plains. Indiana Bio-Energy’s ethanol plant in Bluffton, Indiana, started operations in September 2008. Ethanol Grain Processors’ ethanol plant in Obion, Tennessee, is expected to be operational in the fourth quarter of 2008. Additionally at closing, VBV’s existing ethanol marketing, blending and distribution businesses will be integrated into Green Plains’ operations.

Pursuant to the terms of the merger, current equity holders of VBV and its subsidiaries will receive 10,871,472 shares of Green Plains’ common stock and Green Plains will assume options exercisable for 267,528 shares, as consideration for the merger. Certain of VBV’s equity holders will be investing $60 million by purchasing six million shares of Green Plains’ common stock at $10 per share at closing. The overall merger transaction is valued at approximately $383 million, which includes $212 million of projected debt for the Indiana and Tennessee ethanol plants, $60 million in equity investment and $111 million in new equity issued.

“With the addition of VBV’s production capacity and $60 million of new equity capital,” continued Hoovestol, “Green Plains is in a strong position to further consolidate and integrate within the ethanol value chain. The company intends to increase shareholder value over the long-term through operational efficiencies and strategic growth.”

After closing the merger, Green Plains will have an expected operating capacity of approximately 330 million gallons of ethanol per year. Additionally, the Company will own grain storage capacity of approximately 22 million bushels. VBV’s management and staff will be integrated into Green Plains’ team. Todd Becker, VBV’s Chief Executive Officer, is expected to be named President and Chief Operating Officer of the combined company.

“The companies in this merger complement and add value to each other,” Becker stated. “Green Plains has focuses on ‘upstream’ businesses such as grain elevators and agricultural services. VBV has concentrated on development of ‘downstream’ businesses such as ethanol marketing, blending and distribution. Combined, Green Plains will be better positioned to increase efficiency, reduce costs and manage risks.”

The corporate offices will remain in Omaha, Nebraska.

In addition, Green Plains has been approved for listing on the NASDAQ Global Market pending completion of Green Plains’ mergers with VBV LLC, Ethanol Grain Processors, LLC and Indiana Bio-Energy, LLC.

Green Plains also announced that it has provided notification to the American Stock Exchange (“AMEX”) of its intent to voluntarily withdraw its common stock from listing and trading on AMEX. Green Plains’ principal reasons for the withdrawal from AMEX are (i) a limited volume of trading on AMEX in Green Plains’ common stock and (ii) the fact that Green Plains’ common stock is currently traded with the NASDAQ. Green Plains intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to formally withdraw its common stock from listing on AMEX on October 20, 2008. Green Plains will automatically be withdrawn from AMEX ten days after filing the Form 25 with the SEC.

Green Plains intends to continue trading on NASDAQ after completing its withdrawal from AMEX. Green Plains will continue to trade under the existing ticker symbol, GPRE.

About Green Plains Renewable Energy, Inc.

Green Plains, based in Omaha, Nebraska, has the strategy of becoming a vertically-integrated, low-cost ethanol producer. Green Plains’ Ethanol segment operates two plants in Iowa with a combined expected operating capacity of approximately 110 million gallons of ethanol per year. Green Plains’ Agribusiness segment operates grain storage facilities with a capacity of approximately 19 million bushels. Additionally, the Agribusiness segment has complementary agronomy, feed and petroleum businesses.

About VBV LLC

VBV LLC is a Delaware limited liability company that holds majority interest in Indiana Bio-Energy, LLC of Bluffton, Indiana, and Ethanol Grain Processors, LLC, of Obion, Tennessee. Through these two ethanol plant subsidiaries, VBV is expected to have an ethanol operating capacity of approximately 220 million gallons of ethanol per year by fall 2008. VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain.

VBV’s equity holders include Bioverda International Holdings Limited and Bioverda Holdings US LLC, which are wholly-owned subsidiaries of NTR plc, and Wilon Holdings S.A. NTR, based in Dublin, Ireland, is a leading international developer and operator of renewable energy and sustainable waste management projects. Wilon Holdings, a company organized under the laws of Panama, is controlled by Alain Treuer, a Switzerland-based entrepreneur and venture capitalist. Mr. Treuer has helped develop successful businesses in diverse sectors such as telecom, renewable energy, consumer goods, internet security and biotechnology.

This news release may contain, among other things, certain forward-looking statements, with respect to each of Green Plains Renewable Energy, Inc. ("Green Plains"), VBV LLC ("VBV") and the combined company following the proposed mergers (the "Mergers") between Green Plains and VBV, and between Green Plains and Indiana Bio-Energy, LLC, and Ethanol Grain Processors, LLC (the "VBV Subsidiaries") and related transactions (the "Merger Transactions"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains' goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains' capitalization, and (iii) statements preceded by, followed by or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current beliefs and expectations of Green Plains' and/or VBV's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains' or VBV’s control).

The following factors, among others, could cause Green Plains' financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies and cost savings from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xi) potential litigation; (xii) technological changes; (xiii) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains' merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xiv) unanticipated regulatory or judicial proceedings or rulings; (xv) the impact of changes in accounting principles; (xvi) the impact on Green Plains' and/or VBV's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xvii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xiii) Green Plains' success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Company Contact:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

Green Plains Renewable Energy, Inc.

(402) 884-8700

www.gpreinc.com

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